Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Trustees
ProLogis:
      We consent to the incorporation by reference in Registration Statement Nos. 33-92490, 333-38515, 333-74917, 333-79813, 333-86081, 333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-95737, 333-75722, 333-88150, 333-102166, 333-105717 and 333-124368 on Form S-3 and Registration Statement Nos. 333-31421, 333-26597, 333-69001, 333-46700, 333-46698, 333-70274 and 333-97895 on Form S-8, of ProLogis of our reports dated March 14, 2006, with respect to the consolidated balance sheets of ProLogis and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of ProLogis.

KPMG LLP
Los Angeles, California
March 14, 2006